UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2011

IPAYMENT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-50280
(Commission File Number)
62-1847043
(I.R.S. Employer Identification Number)
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215
(Address and zip code of principal executive offices)
(615) 665-1858
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.
On April 12, 2011, iPayment, Inc.’s (the “Company”) ultimate parent, iPayment Investors, L.P. (“Investors”), and Investors’ general partner, iPayment GP, LLC (the “General Partner”), entered into a redemption agreement (the “Redemption Agreement”) with (i) Gregory Daily, the Company’s former Chairman and Chief Executive Officer, (ii) the trustee appointed in Mr. Daily’s personal bankruptcy case under Chapter 11 of the United States Bankruptcy Code (the “Daily Bankruptcy Trustee”) and (iii) the trusts for the benefit of, and other entities controlled by, members of Mr. Daily’s family that hold equity interests in Investors (together with Mr. Daily and the Daily Bankruptcy Trustee, on behalf of the Daily bankruptcy estate, the “Daily Parties”). Pursuant to the Redemption Agreement, Investors and the General Partner have agreed to redeem from the Daily Parties, and the Daily Parties have agreed to transfer and surrender to Investors and the General Partner, as applicable, all of the equity interests of the Daily Parties in Investors and the General Partner, representing approximately 65.8% of the outstanding equity of Investors, for an aggregate price of $118.5 million (the “Equity Redemption”). The interests to be redeemed pursuant to the Redemption Agreement constitute all of the direct and indirect equity interests of the Daily Parties in the Company.
On May 6, 2011, the Company closed its previously announced offering of $400 million in aggregate principal amount of 10.25% Senior Notes due 2018 (the “Notes”). The Company also entered into its $450 million senior secured credit facilities (the “Senior Secured Credit Facilities”), consisting of (i) a $375 million term loan facility and (ii) a $75 million revolving credit facility, with the ability to request an increase of $25 million in the amount of revolving loans. In addition, the Company’s direct parent, iPayment Holdings, Inc. (“Holdings”), closed its offering of 125,000 units (the “Units”), consisting of $125 million in aggregate principal amount of 15.00%/15.00% Senior Notes due 2018 and 125,000 warrants (the “Warrants”) to purchase common stock of Holdings. The Warrants represent an aggregate 2.5% of the outstanding common stock of Holdings on a fully diluted basis (after giving effect to the Warrants).
The majority of the proceeds from the offerings of the Notes and the Units, together with borrowings under the Senior Secured Credit Facilities, were used to (i) permanently repay all of the outstanding indebtedness under the Company’s existing senior secured credit facilities; (ii) redeem and satisfy and discharge all of the Company’s existing senior subordinated notes; (iii) make a distribution to Investors in an amount that enabled it to redeem and satisfy and discharge all of its existing PIK toggle notes; and (iv) pay fees and expenses in connection with the offerings. All of the remainder of such proceeds and borrowings were used to consummate the Equity Redemption on May 23, 2011.
As a result of the Equity Redemption, Carl Grimstad, the Company’s President, and parties related to him (including members of Mr. Grimstad’s family and related entities) control 100% of the equity interests and voting power of Investors and will have the power to elect all of the members of the Company’s board of directors (the “Board”). Mr. Grimstad also was appointed the Company’s new Chairman and Chief Executive Officer as further described in Item 5.02 below.
The equity interests held by Holdings in the Company are pledged as collateral to secure the loans under the Senior Secured Credit Facilities pursuant to the terms of a pledge agreement, dated May 6, 2011 (the “Pledge Agreement”). In the event the administrative agent exercises certain rights under the Pledge Agreement with respect to such equity interests, a change in control of the Company could occur.
The descriptions set forth above are intended to be summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture (including the form of the Notes attached thereto), the credit agreement governing the Senior Secured Credit Facilities, the Pledge Agreement and the Redemption Agreement, copies of which are filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2011 as Exhibits 4.1, 10.1 and 10.3, and the Current Report on Form 8-K filed with the Commission on April 13, 2011 as Exhibit 99.1, respectively, and are incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 23, 2011, in connection with the consummation of the Equity Redemption described in Item 5.01 above, Mr. Daily resigned from his positions as Chairman of the Board and Chief Executive Officer of the Company, along with all of his positions at the General Partner, Investors, and each of Investors’ other subsidiaries. Mr. Daily’s decision to submit his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On May 23, 2011, in connection with Mr. Daily’s resignation, Mr. Grimstad, the Company’s President, became the new Chairman and Chief Executive Officer of the Company. Other than as described herein and under the caption “Principal shareholders and related party transactions” in the Current Report on Form 8-K filed with the Commission on April 21, 2011, which is incorporated herein by reference, Mr. Grimstad is not a party to any arrangement or understanding pursuant to which he was selected as Chairman and Chief Executive Officer, nor does Mr. Grimstad have a material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Additional information regarding Mr. Grimstad, including his business experience, is included in Item 10 in the Company’s Annual Report on Form 10-K filed with the Commission on March 21, 2011, which is incorporated herein by reference.
In addition, on May 23, 2011, in connection with Mr. Daily’s resignation, Mark Monaco, the Company’s Chief Financial Officer, became a member of the Board. Other than as described herein and under the caption “Principal shareholders and related party transactions” in the Current Report on Form 8-K filed with the Commission on April 21, 2011, Mr. Monaco is not a party to any arrangement or understanding pursuant to which he was selected as a director. In 2010, the Company and the financial services firm Perella Weinberg Partners LP (“Perella Weinberg”) entered into an engagement letter providing for Perella Weinberg to act as the Company’s financial advisor in connection with a potential change of control or similar transaction involving the Company. In March 2010, Adearo Holdings, LLC (“Adearo”), an entity majority owned and controlled by Mr. Monaco, entered into a consulting agreement with Perella Weinberg. Mr. Monaco became Chief Financial Officer of the Company in October 2010. In connection with the Equity Redemption, the Company will pay to Perella Weinberg a transaction fee pursuant to such engagement letter and, upon the payment by the Company of such fee to Perella Weinberg, Adearo will be entitled pursuant to the consulting agreement described above to receive from Perella Weinberg a payment of approximately $0.75 million to $1.12 million.
Item 8.01 Other Events.
On May 23, 2011, the Company issued a press release announcing the consummation of the Equity Redemption. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release of iPayment, Inc., dated May 23, 2011 (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT, INC.
By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Chief Financial Officer

Dated: May 24, 2011

3